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                                                                 EXHIBIT (A)(13)

[LOGO]

FOR IMMEDIATE RELEASE
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Contacts:
ArmandoYanes
CANTV
011-58-212-500-4739

Paul Caminiti/Hugh Burns/Jonathan Gasthalter
Citigate Sard Verbinnen
(212) 687-8080

           CANTV TO RESPOND TO CNV RULING ON PROPOSED SHARE REPURCHASE
                           AND DIVIDEND BY OCTOBER 15

         Caracas, Venezuela and New York, New York - October 11, 2001 - Compania Anonima Nacional Telefonos de Venezuela (CANTV) (Caracas: TDV; NYSE: VNT) today announced that, based on discussions with Venezuela's National Securities Commission (CNV), the Company has until the close of business on Monday, October 15, 2001 to respond to the CNV's ruling that it provide details concerning the extraordinary dividend and share repurchase that will be submitted to a vote of shareholders on October 24, 2001.

IMPORTANT INFORMATION

YOU SHOULD READ CANTV'S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN IT IS FILED WITH THE SEC BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE SOLICITATION/RECOMMENDATION STATEMENT, AND ANY OTHER FILINGS WITH THE SEC CONTAINING INFORMATION ABOUT CANTV, WITHOUT CHARGE, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF ANY FILINGS CONTAINING INFORMATION ABOUT CANTV CAN ALSO BE OBTAINED, WITHOUT CHARGE, BY DIRECTING A REQUEST TO COMPANIA ANONIMA NACIONAL TELEFONOS DE VENEZUELA, AVENIDA LIBERTADOR, CENTRO NACIONAL DE TELECOMINICACIONES, NUEVO EDIFICIO ADMINISTRATIVO, PISO.1, APARTADO POSTAL 1226, CARACAS, VENEZUELA 1010,
ATTENTION: INVESTOR RELATIONS.

About CANTV

CANTV is a full service telecommunications provider in Venezuela with 2.6 million access lines in service, 1.9 million cellular subscribers and 303,000 Internet users as of June 30, 2001. CANTV was privatized in December 1991 when VenWorld Telecom, C.A., a consortium led by GTE Corporation (currently Verizon Communications Inc.), originally acquired 40% of CANTV's equity share capital, as well as operating control, from the Venezuelan Government.

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